UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 25, 2005
US LEC CORP.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

0-24061	56-2065535
(Commission File Number)	(IRS Employer Identification No.)

Morrocroft III, 6801 Morrison Boulevard, Charlotte, North Carolina	28211
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (704) 319-1000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     The disclosure contained in Items 2.01 and 2.03 is incorporated herein by reference.
Item 2.01. Completion of Acquisition or Disposition of Assets.
     US LEC Corp. (the “Company” or “US LEC”) and its subsidiaries entered into a loan and security agreement on October 25, 2005, pursuant to which the Company and its subsidiaries granted a security interest in and lien upon substantially all their assets to secure their obligations under the revolving credit facility described in Item 2.03 below. The Company also entered into a trademark security agreement granting a security interest in its service marks. The disclosure contained in Item 2.03 is incorporated herein by reference.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On October 25, 2005, US LEC and its subsidiaries entered into a revolving credit facility in an amount up to $10 million with Wachovia Bank, National Association (“Lender”), pursuant to a Loan and Security Agreement by and among US LEC, US LEC’s subsidiaries and Lender. The revolving credit facility is secured by guarantees of US LEC’s subsidiaries and a pledge of and a security interest in and lien upon substantially all of the assets of US LEC and its subsidiaries. The credit facility will mature on August 1, 2009, subject to extension in limited circumstances. Interest will be paid from time to time as described in the Loan and Security Agreement at a floating rate based, at US LEC’s option, on either Lender’s prime rate plus 2% or LIBOR plus 2.25%. The Loan and Security Agreement also contains representations and warranties typically included in revolving credit facilities.
     The Loan and Security Agreement contains covenants which, subject to certain exceptions, limit the ability of US LEC and it subsidiaries to incur additional indebtedness, engage in certain asset sales, make certain types of restricted payments, engage in transactions with affiliates and create certain liens on the assets of the Company or its subsidiaries.
     If an event of default exists or has occurred and is continuing, and after notice to US LEC, Lender may, among other remedies, accelerate the payment of all obligations under the Loan and Security Agreement and demand immediate payment, except that an event of default resulting from a bankruptcy or similar proceeding will automatically cause the obligations to become due and payable. The revolving credit facility is terminable by US LEC at any time and by Lender from time to time upon the occurrence of an event of default. The Loan and Security Agreement defines events of default to include customary events such as defaults on principal and interest payments, breaches of covenants and cross-defaults.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US LEC CORP.
By:	/s/ J. Lyle Patrick
J. Lyle Patrick
Executive Vice President and Chief Financial Officer

Dated: October 31, 2005

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